U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2020
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
Paycheck Protection Program Loan
On April 21, 2020, Advanced Emissions Solutions, Inc. (the "Company") entered into a loan (the "PPP Loan") evidenced by a promissory note (the "Promissory Note"), under the Paycheck Protection Program sponsored by the U.S. Small Business Administration ("SBA") through BOK, NA dba Bank of Oklahoma (the "Lender") providing for $3.3 million in proceeds, which amount was funded to the Company on April 21, 2020. The PPP Loan was made pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and is administered by the SBA.
The Promissory Note matures April 21, 2022 and provides for 18 monthly payments of principal and interest commencing on November 21, 2020. The interest rate on the PPP Loan is 1.00%. The Promissory Note is unsecured and contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or the Lender, or breaching the terms of the PPP Loan. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. The Promissory Note may be forgiven subject to the terms of the Paycheck Protection Program.
The foregoing descriptions of the PPP Loan do not purport to be complete and are qualified in their entirety by reference to the Promissory Note attached to this report as Exhibit 10.1 and incorporated herein by reference.
Waiver on Senior Term Loan
Pursuant to entering into the PPP Loan, on April 20, 2020, the Company and Apollo Credit Strategies Master Fund Ltd and Apollo A-N Credit Fund (Delaware) L.P. (collectively, "Apollo"), affiliates of a beneficial owner of greater than five percent of the Company's common stock, executed First Amendment (the "First Amendment") to the Term Loan and Security Agreement among Advanced Emissions Solutions, Inc., certain subsidiaries as Guarantors, The Bank of New York Mellon as administrative agent, and Apollo dated as of December 7, 2018. Under the First Amendment, the Company was permitted to enter into the PPP Loan.
A copy of the First Amendment is attached to this report as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Promissory Note of the Company dated April 21, 2020, made under the Paycheck Protection Program sponsored by the U.S. Small Business Administration through BOK, NA dba Bank of Oklahoma
10.2
First Amendment to Term Loan and Security Agreement dated April 20, 2020, among the Company, the Company’s Subsidiaries named therein, the Lenders named therein and The Bank of New York Mellon as administrative agent to the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2020

Advanced Emissions Solutions, Inc.
Registrant

/s/ Greg Marken
Greg Marken
Chief Financial Officer